Exhibit 6.8

1 S1651-CYC Confidential STATEMENT OF WORK (SOW) S1651-CYC Prepared For: CYTONICS CORPORATION GMP Runs for Cyt-108 in 2025 and 2026 GBI Project Code #: 399 Prepared By: GOODWIN BIOTECHNOLOGY, INC. (“GBI”) ISSUED: September 9, 2024 SUPERSEDES: None

Cytonics Corporation ("**Cytonics**") and GBI have entered into that certain Master Development Services Agreement dated as of the 16th of August 2024 (hereinafter referred to as the "**Master Agreement**").

Pursuant to the Master Agreement, GBI has agreed to perform certain Services for Client under the terms and conditions of said Master Agreement and in accordance with Statements of Work from time to time entered into by the Parties, and Client and GBI now desire to enter into such a Statement of Work.

In consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

## 1. Introduction

Cytonics and GBI agree to enter the contract to undertake the tasks outlined below.

This Statement of Work (SOW) S1651-CYC is based on the additional work identified as part of the current working collaboration between Cytonics and GBI (S1244-CYC, S1590-CYC and S1646-CYC) and the subsequent request on the email for a SOW for additional GMP material to support future clinical trials.

Any changes to the scope of the work outlined in this SOW per client request will be captured in a separate SOW or Addendum to this SOW.

**Cytonics may decide to go with 500L BRX scale and will provide GBI minimum 90 days' notice period to make that change. Change in scale will incur a change in GBI service pricing and consumables.**

## 2. Scope of the Work

The following tasks will be performed by GBI:

- Manufacturing Batch Record Revisions Based on PD work
- Raw Material Testing for Two (2) GMP runs
- Two (2) GMP Runs in 200-L BRX with 60-L base working volume and Release Testing
- Two (2) Aseptic Fillings of GMP BDS (up to 1000 vials) 6mL in 6R vials with Release Testing (one in 2025 and one in 2026)
- EPC Collection from One (1) GMP Run
- Project Management

**Table for differences between 60L and 150L base working volume for GMP Run:**

| **GMP Run per current process** | **60L base working volume** | **150L base working volume** |
|---|---|---|
| Final BRX volume | 77L | 201L |
| Zn column cycles/<br>Consumable Costs | 1 Cycle on 1 column<br>45 cm diameter column<br>32L resin | **Option 1:**<br>1 Cycle on 1 column<br>60 cm diameter column |

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| | | |
|---|---|---|
| | $120,000 + vendor packaging | 57L resin<br>$220,000 + vendor packaging<br>**Option 2:**<br>1 Cycle on 1 column<br>60 cm diameter column<br>42L resin<br>$160,000 + vendor packaging + update linear flow rate |
| SDR HyperD Column cycles/ Consumable Costs | 1 cycle each on 2 columns<br>2 columns of 30 cm diameter<br>Each column needs 10.6L resin<br>$124,000 for 21.2L SDR resin | 1 cycle each on 4 columns<br>4 columns of 30 cm diameter<br>Each column needs 10.6L resin<br>$248,000 for 42.4L SDR resin<br>**Note: Number of cycles and columns may be updated based on results from Task A of S1646-CYC (P-399-PDV-2401)** |

**Note:**

- The actual working volume decision for the GMP run will be made by Cytonics following the resin reuse study in SOW S1646-CYC Task A, results to be made available in Sept 2024.

## 3. GBI Deliverables

### A. Manufacturing Batch Record Revisions Based on PD Work

- GBI will revise the batch records for bioreactor and downstream purification columns, based on the data and results of the study in Task A of S1646-CYC or as directed by Cytonics.

**Deliverables:**

- Revised Manufacturing Batch Records for the GMP Runs.

### B. Raw Materials Testing for the Two (2) GMP Runs (one (1) in 2025 and one (1) in 2026

- GBI will aliquot and send raw materials for raw material testing to the approved CTOs to be used in the GMP Run #2 in 2025 and GMP Run #3 in 2026.
- GBI will test pH, conductivity, and endotoxin in-house for any raw materials that need those tests.

**Notes:**

- Incoming raw materials testing requirements will need to be determined.
- GBI has assumed no new vendors must be qualified.
- All materials will remain in quarantine until released.

**Deliverables:**

- Summary Table Detailing the Results of Raw Material Testing.

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### C. Two (2) GMP Manufacturing Runs in 200-L BRX (60-L base working volume) with Release Testing (one (1) in 2025 and one (1) in 2026)

- GBI will perform a 200-L BRX GMP Run with 60-L base working volume using MCB G-399-2101-MCB200-01 in the GMP core based on the GMP Run performed in Task A of S1244A19-CYC and subsequent PD study performed in S1646-CYC.
- In-process testing includes the analysis of cell density, metabolites and titer via Cyt-108 ELISA method for the upstream process.
- Purification will be performed using one (1) Zn column for one (1) cycle followed by one (1) cycle each on two (2) SDR columns, anion exchange, viral filtration, concentration and diafiltration; the final BDS will be formulated in 1x PBS pH 7.4.
- For in-process testing of each unit operation of purification, the process will be conducted per the batch record to proceed to the next step.
- The final product will be stored in the appropriate conditions as specified in the batch records.
- Release testing of the GMP BDS will be performed by the following assays:
  - Appearance
  - Conductivity
  - Osmolality
  - pH
  - A280
  - Endotoxin
  - Bioburden
  - SEC-HPLC
  - SDS-PAGE (R/NR)
  - Western blot
  - IEF
  - HCP
  - Residual Triton X-100 by RP-HPLC
  - Trypsin Activity
  - Native PAGE
  - Residual HCP (ELISA)

**Notes:**

- For the 60-L working volume, based on the results of S1646-CYC Task A, the SDR column purification step can use one (1) column instead of two (2) columns.
- Residual DNA will be tested at a CTO (See table 5 for CTO costs).
- Cytonics may decide to go with 500L BRX scale and will provide GBI minimum 90 days' notice period to make that change and change in scale will incur a change in pricing.

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**Deliverables:**

- GMP BDS.
- Executed, QA-Reviewed MBRs for Upstream and Downstream Processes.
- A Certificate of Testing (CoT).

**D. End of Production Cell bank (EPC) Creation from One (1) GMP Run in 2025**

- GBI will create 40 vials of EPC from the GMP BRX run #2 performed in 2025 as listed in Task C.
- GBI will use an approved batch record for this task.

**Notes**

- EPC characterization will be performed at CTO.

**Deliverables**

- 40 vials of EPC bank.
- Executed, QA-reviewed MBRs for EPC Creation.

**E. Two (2) Aseptic Fillings of GMP BDS (up to 1,000 vials) 6mL in 6R vials with Release Testing (one (1) in 2025 and one (1) in 2026)**

- GBI will perform a manual fill of up to 1,000 vials at fill volume of 6mL in SCHOTT 6R glass vials, RTU of GMP BDS from GMP Run #2 in 2025 and GMP Run #3 in 2026.
- GBI will perform visual inspection and labeling of the filled vials.
- GBI will perform release resting on the vials post visual inspection using the following methods:
  - pH
  - A280
  - Endotoxin
  - SEC-HPLC
  - SDS-PAGE (R/NR)
  - Western blot
  - IEF
  - HCP
  - Trypsin Activity
  - Native PAGE

**Note:**

- Additional assays will be performed at incremental costs
- Sterility and particulate will be performed at CTO

**Deliverables:**

- Executed, QA-reviewed MFR.
- Up to 1,000 vials of FDP.

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### F. Project Management ($7,260/ month) for Estimated 12 months

- A project manager (PM) will be assigned as the single point of contact between GBI and Cytonics.
- The PM will manage Cytonics project and coordinate the Project Team, including preparation of timelines (e.g., Gantt charts), hosting regular project meetings, coordinating outsourced services, etc.

**Deliverables:**

- Meeting Coordination and Scheduling, Meeting Conduct Facilitation, Meeting Minutes, Timelines, Direct Support and Updates on Project.

## 4. PRICE AND TERMS OF PAYMENT

This SOW describes a series of activities that together comprise the "Project," with each of these activities detailed in the preceding sections of this SOW. All pricing in this SOW is in United States Dollars (USD).

**Table 1: Price of GBI Activities**

| | Description of Task | 60 L base working volume Price (USD) | 150 L base working volume Price (USD) |
|---|---|---|---|
| A. | Manufacturing Batch Record Revisions Based on PD Work | $42,000 | $42,000 |
| B. | Raw Material Testing for the Two (2) GMP Runs<br>• GMP Run #2 in 2025: $30,000<br>• GMP Run #3 in 2026: $30,000 | $60,000 | $60,000 |
| C. | Two (2) 200-L GMP BRX Runs (one (1) in 2025 and one (1) in 2026) with 60-L Working Volume and Release Testing<br>• GMP Run #2 in 2025: $588,000<br>• GMP Run #3 in 2026: $588,000<br>**Note:**<br>• GMP Run # 1 is part of S1244-CYC<br>• 150-L pricing is based on additional cycles needed for SDR HyperD column (2 versus 4)<br>• Cytonics may decide to go with 500L BRX scale and will provide GBI minimum 90 days' notice period to make that change and change in scale will incur a change in pricing. | $1,176,000 | $1,264,000 |
| D. | EPC Creation from One (1) GMP Run in 2025 (40 vials) | $44,000 | $44,000 |

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| | Description of Task | 60 L base working volume Price (USD) | 150 L base working volume Price (USD) |
|---|---|---|---|
| E. | Two (2) Aseptic Fillings of GMP BDS (up to 1,000 vials) 6 mL in 6R vials with Release Testing (one (1) in 2025 and one (1) in 2026)<br>• GMP Run #2 in 2025: $133,500<br>• GMP Run #3 in 2026: $133,500<br>**Note:** GMP Run # 1 is part of S1244-CYC | $267,000 | $267,000 |
| F. | Project Management ($7,260/ month) | $7,260/month | $7,260/month |
| | **Total for GBI Services** | **$1,589,000*+ PM** | **$1,677,000*+ PM** |

**Table 2: Payment Milestones**

Upon receipt of the executed SOW, an initial non-refundable payment (25% signing fee), in the amount of $397,250 will be made. No invoice will be issued for this payment. All remaining invoices will be issued as per the payment milestones outlined below.

| | **Milestones for GMP 60L base working volume** | **Payment** | **Deliverable for milestones** |
|---|---|---|---|
| 1. | Signing of SOW (25% of $1,589,000) | $397,250 | Fully executed SOW |
| 2. | Initiation of Manufacturing Batch Record Revisions Based on PD Work (Task A) | $15,750 | Submission of draft batch record to CYC for review |
| 3. | Completion of Manufacturing Batch Record Revisions Based on PD Work (Task A) | $15,750 | Submission of signed batch records to CYC |
| 4. | Initiation of Raw Material Testing for GMP Run in 2025 (Task B) | $11,250 | Notification to CYC via email |
| 5. | Completion of Raw Material Testing for GMP Run in 2025 (Task B) | $11,250 | Submission of summary table of testing results to CYC for review |
| 6. | Initiation of Raw Material Testing for GMP Run in 2026 (Task B) | $11,250 | Notification to CYC via email |
| 7. | Completion of Raw Material Testing for GMP Run in 2026 (Task B) | $11,250 | Submission of summary table of testing results to CYC for review |
| 8. | Initiation of Thaw for 200-L GMP BRX run in 2025 (Task C)-**60L base working volume** | $198,000 | Notification to CYC via email about thaw of vial |

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| | Milestones for GMP 60L base working volume | Payment | Deliverable for milestones |
|---|---|---|---|
| 9. | Completion of 200-L GMP BRX Run in 2025 (Task C) | $198,000 | Notification to CYC via email |
| 10. | Completion of Release Testing for GMP BDS 2025 (Task C) | $45,000 | Submission of draft COT to CYC for review |
| 11. | Completion of EPC Creation from GMP Run in 2025 (Task D) | $33,000 | Submission of executed batch record/notification to CYC |
| 12. | Initiation of Thaw for 200-L GMP BRX Run in 2026 (Task C) **-60L base working volume** | $198,000 | Notification to CYC via email about thaw of vial |
| 13. | Completion of 200-L GMP BRX Run in 2026 (Task C) | $198,000 | Notification to CYC via email |
| 14. | Completion of Release Testing for GMP BDS 2026 (Task C) | $45,000 | Submission of draft COT to CYC for review |
| 15. | Initiation of Aseptic Fillings of GMP BDS (up to 1,000 vials) 6mL in 6R vials 2025 (Task E) | $49,500 | Submission of draft MFR to CYC for review |
| 16. | Completion of Visual Inspection and Labeling (up to 1,000 vials) 6mL in 6R Vials 2025 (Task E) | $16,875 | Submission of visual inspection summary to CYC |
| 17. | Completion of Release Testing of FDP 2025 GMP Run (Task E) | $33,750 | Submission of draft COT to CYC for review |
| 18. | Initiation of Aseptic Fillings of GMP BDS (up to 1,000 vials) 6mL in 6R Vials 2026 (Task E) | $49,500 | Submission of draft MFR to CYC for review |
| 19. | Completion of Visual Inspection and Labeling (up to 1,000 vials) 6mL in 6R Vials 2026 (Task E) | $16,875 | Submission of visual inspection summary to CYC |
| 20. | Completion of Release Testing of FDP 2026 GMP Run (Task E) | $33,750 | Submission of draft COT to CYC for review |
| 21. | Project Management Fee (Task F) | $7,260 / month | Monthly PM Fee |
| | **Total GBI Service Price** | **$1,589,000*+ PM** | |

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**Table 3: QC Testing Table**

| Typical Methods | Setup and first sample | Each additional sample |
|---|---|---|
| SEC-HPLC, Antigen Specific ELISA, HIC-HPLC, IEX-HPLC or RP-HPLC (for residual Triton X-100) | $3,500.00 | $1000.00 |
| Native PAGE | $2,800.00 | $750.00 |
| SDS-PAGE, R (Coomassie) | $2,000.00 | $750.00 |
| SDS-PAGE, NR (Coomassie) | $2,000.00 | $750.00 |
| CE-SDS, R | $3,000.00 | $750.00 |
| CE-SDS, NR | $3,000.00 | $750.00 |
| Residual HCP | $3,000.00 | $750.00 |
| IEF, horizontal (Coomassie) | $2,000.00 | $750.00 |
| icIEF | $3,000.00 | $750.00 |
| Extraction volume | $1,000.00 | $750.00 |
| Trypsin Inhibition Assay | $2,000.00 | $750.00 |
| A280 | $750.00 | $750.00 |
| Appearance | $750.00 | $750.00 |
| Endotoxin | $750.00 | $750.00 |
| Bioburden (filter method) | $1,000.00 | $750.00 |
| Bacteriostasis and fungistasis | $1,000.00 | $750.00 |
| pH | $750.00 | $750.00 |
| Conductivity | $750.00 | $750.00 |
| Osmolality | $750.00 | $750.00 |
| Western Blot | $2,800.00 | $750.00 |
| Summary reports for stability testing | $4,000.00 | |
| Stability protocol or Certificate of Testing | $5,000.00 | |

**GBI will invoice Cytonics separately for the following prices which are not included in the tables above and will be billed independently from GBI services:**

**Table 4: Estimated Price of Consumables**

| Description of Activities | | Estimated Price (USD) 60L wv | Estimated Price (USD) 150L wv |
|---|---|---|---|
| 1. | GMP Run in 2025 with release testing and filling | ~$500,000 - $600,000 | ~$600,000 - $800,000 |
| 2. | GMP Run in 2026 with release testing and filling | ~$600,000 - $700,000 | ~$700,000 - $900,000 |

Cytonics may decide to go with 500L BRX scale and will provide GBI minimum 90 days' notice period to make that change and change in scale will incur a change in pricing for consumables.

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**Table 5: Estimated Price of CTO**

| | Description of Activities | Estimated Price (USD)* |
|---|---|---|
| 1. | Routine testing (sterility, residual DNA, particulates, etc.) | $30,000 |
| 2. | UPB two lots | $60,000 |
| 3. | Raw material testing two lots | $50,000 |
| 4. | EPC Testing one lot | $120,000 |
| | **Estimated Total Price of Consumables** | **~$260,000** |

**<u>*Notes on Pricing</u>**

- Price of consumables and supplies (TFF holders, reagents, HPLC and HIC columns, vials, filters, etc.) are estimated pass-through pricing, and will be billed separately from GBI's services, plus a handling fee of 15% for ordering and receiving activities. Consumables in excess of $5,000 will be billed at the time of purchase order generation. Upon receipt of the vendor invoice, miscellaneous out-of-pocket charges, such as state taxes and freight, will be billed at the invoice amount. All other consumables (less than $5,000) will be combined and billed monthly.
- Upfront Price: GBI may invoice Client, and Client shall pay, all Upfront Pricing contemplated by or associated with this SOW prior to GBI's issuance of any purchase order(s) to third parties for the procurement thereof.
- Handling fees are 18% for activities outsourced to contract service providers (e.g., CTOs), and are intended to cover the price of ordering the tests, reviewing reports, data, and other communications with the contract service provider.
- Monthly project management pricing will apply for the duration of the active project, which is defined to be from the initiation of Task A through the completion of E.
- Additional charges will be incurred for additional tasks that are required beyond the agreed upon project scope. Any additional work required will be confirmed by Cytonics prior to the initiation of the task.
- There will be separate charges associated with shipping, including the price of packaging and materials, courier charges, insurance (if applicable).
  - The pricing of packaging and materials outlined in Appendix A will apply to all shipments throughout the Project.
  - For all shipments of samples, an additional GBI handling fee of $500 per shipment will apply for non-GMP shipments and $1,500 for each GMP shipment.

**Cytonics agrees to pay GBI the above payments by check or wire transfer within ten (10) days of the respective invoice date.**

Payments by check should be sent to:

Goodwin Biotechnology, Inc.

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11 S1651-CYC Confidential ATTN: Accounts Receivable 1850 NW 69th Avenue Plantation, FL 33313 Wire transfer payments should be sent to: Citibank ABA #266086554 Goodwin Biotechnology, Incorporated Acct. Number #9146153526 GBI invoices to Cytonics will contain a reference to the SOW number, payment number, and description of the milestone as stated in Table 2 above. 5. DOCUMENTATION • GBI will create and issue all product-specific project plans, batch records, interim reports, final reports, and other documentation. Documentation may go through up to three (3) rounds of review prior to finalization. Additional rounds of review will incur additional pricing. • The original batch records will be maintained at GBI, with copies provided to Cytonics. • GBI will provide Cytonics with copies of test reports, and originals will be maintained at GBI. All CTO / CRO services are managed by GBI and results are to be sent to GBI. Test results will be reviewed by GBI. Copies of all test results will be supplied to Cytonics, and the originals will be retained by GBI. 6. GENERAL CONSIDERATIONS AND RESPONSIBILITIES • All work performed and documents generated at GBI will also conform to the Quality Agreement (QA) and Master Agreement between GBI and Cytonics. GBI is responsible for executing tasks outlined in the SOW to meet the project goals to be agreed upon. If there is a conflict between the QA, Master Agreement, or the SOW, then the Master Agreement will control. • GBI agrees to provide its reasonable efforts to this project in relation to quality and timeliness of performance and quantity of materials produced. Cytonics agrees to provide its reasonable efforts to this project in relation to quality of technical support and timeliness of compensation. • GBI will manage the timely submission of test articles to qualified CTOs and acquisition of raw materials from vendors. These activities will be communicated to Cytonics in a timely fashion. • GBI and Cytonics will establish a mutually-agreed upon mode and frequency of communication throughout the project life cycle. GBI shall grant a representative of Cytonics and any authorized agent access to all relevant documentation pertaining to the

12 S1651-CYC Confidential project for up to six (6) months following completion of the project without additional charge. • GBI will hold equipment as well as in-process and retention samples of Cytonics intermediates for this portion of the project no longer than three (3) months post completion of each GMP run at no charge to Cytonics. After three (3) months and upon receipt of all outstanding funds due, GBI will ship materials to Cytonics or a third-party or store materials at GBI at an agreed upon storage fee. Storage fee will apply for any clarified harvest or bulk volume of material that needs to be stored over two (2) months post completion of each GMP run. • Prior to the start of any activity, GBI will prepare appropriate project plans, protocols, experimental plans and/or batch records for review and approval by Cytonics. Upon completion of any activity, GBI will also submit completed reports and/or executed batch records for review and approval by Cytonics. Such reports will be submitted to Cytonics by GBI with a typical turnaround time of eight (8) weeks or less. • For any rework please refer to section 2.H of the Agreement. • Cytonics will perform timely review (less than 48 hrs turnaround time) and approval of all documentation provided by GBI. A maximum of three (3) rounds of reviews will be allowed prior to finalization of documents (protocols, batch records, experimental plans and reports). Additional reviews will incur incremental pricing. 7. CHANGES • Both parties, Cytonics and GBI, must agree in writing to any changes to this agreement or the conditions described herein. Cytonics will be notified within two (2) business days of any event or production concern that may affect product delivery date or the suitability for use of the product. 8. TRANSFER OF OBLIGATIONS • Cytonics shall have the right, at its sole discretion, to transfer all of its obligations and responsibilities under this SOW to a third party that has the ability to assume Cytonics’s financial obligations and contractual responsibilities as outlined in the QA, Master Agreement, and SOW. 9. TERMINATION OR DELAY • Cytonics shall have the right, at its sole discretion, to terminate or cancel this SOW or part thereof, in accordance with the terms of section 9B(3) (i-iii) of the Master Agreement. Such termination shall be subject to a cancellation fee due to GBI by Cytonics, which shall be 30% of the service fees associated with the balance completion of this SOW, or the terminated portion of the SOW, as the case may be, at the time of the notice to terminate. The cancellation fee is in addition to the payment made upon signing this SOW and any

13 S1651-CYC Confidential unpaid invoices submitted prior to the termination of services. Any payment made upon signing is non-transferable from terminated services to cover any open invoices. • In the event of termination or cancellation of this SOW or part thereof by Cytonics, GBI will make every effort to terminate work in a timely manner; however, Cytonics will compensate GBI for all work billed prior to the date of termination as well as the price incurred to reasonably terminate the Project. • In the event of a delay or change to pre-scheduled non-GMP space activity by Cytonics, including the delay of any Client Supplied material or data, such delay or change will be subject to the following service fees (in addition to the fees for such activity) which shall be a percentage of the total price of the delayed or changed activity. Notice Period for delay or change in non-GMP space activity. Percent of Price Change or delay greater than 90 days prior to start of activity 0% Change or delay at or between 60-90 days prior to start of activity 25% Change or delay less than 60 days prior to start of activity 50% • In the event of a delay or change of schedule of a pre-scheduled activities in any of our GMP space by Cytonics, such change will be subject to the following service fees (in addition to the fees for such activity) which shall be a percentage of the total price of the changed or delayed activity: Notice Period for delay or change of GMP activity Percent of Price Change or delay greater than 150 days prior to start of Manufacturing Run 0% Change or delay at or between 90 to 150 days prior to start of Manufacturing Run 50% Change or delay less than 90 days prior to start of Manufacturing Run 100% 10. SHIPPING AND HANDLING The amount of insurance required will be determined by Cytonics prior to shipping. All shipments are FOB Plantation. Shipments to GBI should be addressed as follows: Goodwin Biotechnology, Inc. Materials Management Department ATTN: QA/QC code # 399 1850 NW 69th Avenue

Plantation, FL 33313

No Shipments to Cytonics are expected other than reports via email.

## 11. Responsible Parties:

Below is a listing of the responsible department managers. Cytonics will be notified in writing of any personnel changes that will materially affect the fulfillment of this SOW.

| | |
|---|---|
| VP Technical Operations | Andrew Majdoch |
| VP Quality and Regulatory | Brent Ryals |

## 12. Communication Channels / Project Management PMO:

GBI will establish a Project Management Governance Team under its Project Management Organization (PMO) department using a structured approach with members from the Client and internal team to manage and monitor projects through bi-weekly one-hour project meetings. These meetings will provide a platform for effective communication, issue resolution, progress tracking, and decision-making, with a designated Single Point of Contact (SPOC) to ensure accountability and alignment.

- Key Components:
  - Meeting Schedule:
    - Bi-weekly meetings will be held at a consistent time and day to ensure regularity and predictability.
    - Meetings will be scheduled for one hour, with a clear start and end time to maximize efficiency.
- Single Point of Contact (SPOC):
  - A designated SPOC will coordinate the project, ensure alignment, and represent the GBI project team.
  - The SPOC will manage communication, gather updates, and escalate issues as needed.
- Agenda Creation:
  - The SPOC will create the agenda for each meeting, incorporating input from team members and stakeholders.
  - The agenda will be shared with participants in advance to allow preparation.
- Agenda Items:
  - Each meeting will have a standardized set of agenda items, including:
  - Project Status Updates: Progress, milestones, and achievements.
  - Issues and Roadblocks: Identification, discussion, and resolution of challenges.
  - Risk Assessment: Review of potential risks and mitigation strategies.
  - Decision Points: Discussion and resolution of key decisions.
- Meeting Structure:
  - Start with a brief review of the previous meeting's minutes and action items.
  - Progress through the agenda items, encouraging open discussion and input from all participants.
  - Document decisions, action items, and responsible parties during the meeting.

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15 S1651-CYC Confidential • Action Items and Follow-Up: o The SPOC will track action items and assign responsibilities for each. o A clear timeline for completing action items will be established and communicated. o Progress on action items will be reviewed in subsequent meetings. • Issue Escalation: o The SPOC will identify and escalate critical issues requiring immediate attention from higher management or relevant stakeholders. • Documentation: o Meeting minutes, decisions, and action items will be documented and shared with participants promptly after each meeting. o A centralized repository (Box) will be maintained to store all meeting documents for reference. Clients who require additional meetings and or extended time will be charged an hourly rate by then published GBI hourly rates for the attendees who are needed. The contacts at Cytonics for this project will be: Contact Name Telephone Number E-mail address Joey Bose 443-827-8135 joey.bose@cytonics.com Other contacts as designated by Cytonics in writing. The contacts at GBI for this project will be: GBI to update Aditya Gupta (954) 256-7181 Agupta@GbiBio.com Steven Vorgity (954) 327-9682 Svorgity@GbiBio.com

16 S1651-CYC Confidential 14. AUTHORITY TO SIGN: Each person signing this contract on behalf of their Party hereby warrants that he / she has full authority from the partnership or corporation to sign this contract and obligate the partnership or corporation to the terms of this agreement. ACCEPTED AND AGREED BY THE PARTIES: __ _______________________ ________________ Joey Bose Date President Cytonics Corporation ___ _ _____________ Steven Vorgity Date VP, Finance Goodwin Biotechnology, Inc. 09/09/24 09/09/24

## APPENDIX A: Shipping Fees

| STORAGE CONDITIONS | BOX SIZE | BOX SIZE DIMS | TEMP TALE | PACKING PRICE |
|---|---|---|---|---|
| Ambient | Small | 8X6X9” | NO | $ 57.00 |
| Ambient | Small | 8X6X9” | YES | $ 188.00 |
| Ambient | Large | 12X10X9” | NO | $ 69.00 |
| Ambient | Large | 12X10X9” | YES | $ 200.00 |
| 2 to 8 deg C | Small | 8X6X9” | NO | $ 79.00 |
| 2 to 8 deg C | Small | 8X6X9” | YES | $ 210.00 |
| 2 to 8 deg C | Large | 12X10X9” | NO | $ 113.00 |
| 2 to 8 deg C | Large | 12X10X9” | YES | $ 244.00 |
| Dry Ice | Small | 8X6X9” | NO | $ 82.00 |
| Dry Ice | Small | 8X6X9” | YES | $ 213.00 |
| Dry Ice | Large | 12X10X9” | NO | $ 119.00 |
| Dry Ice | Large | 12X10X9” | YES | $ 251.00 |

***Note:** GBI Service Fees and Handling Fees (if applicable), as well as Courier charges and the price of TempTales (temperature monitor) are incremental to the pricing noted in this table. All shipment prices are subject to change and, as noted in Section 11 of this SOW, the decision to insure a shipment and the respective price are the responsibility of Cytonics.

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S1651-CYC Confidential